Exhibit 99.1

1120 Avenue of the Americas  •  New York, NY  10036  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Lipschitz Vice President - Corporate Communications New Plan Excel Realty Trust, Inc. 212-869-3000 EXT. 3359

NEW PLAN EXCEL REALTY TRUST REPORTS FOURTH QUARTER AND YEAR-END 2003 RESULTS

-FFO Per Diluted Share In-Line With Expectations Before New Accounting Adjustments-

NEW YORK, February 26, 2004 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and twelve months ended December 31, 2003.  Funds from operations (FFO) for the twelve months ended December 31, 2003, excluding the adjustments required by the new FFO methodology discussed below, was $1.96 per diluted share, at the high-end of the Company’s previously announced range of FFO guidance of $1.90 to $1.96 per diluted share.

Total rental revenues for the fourth quarter of 2003 increased to $120.0 million from $104.0 million in the fourth quarter of 2002.  Net income available to common stockholders was $24.7 million, or $0.24 per diluted share, in the fourth quarter of 2003 compared with $34.9 million, or $0.35 per diluted share, in the fourth quarter of 2002.  FFO for the fourth quarter of 2003 was $44.6 million, or $0.44 on a diluted per share basis (which included a downward adjustment of $0.03 per diluted share to reflect the newly required FFO methodology, as described below), compared with $(44.7) million, or $(0.45) on a diluted per share basis, in the fourth quarter of 2002 (as restated downward by $0.92 per diluted share to reflect the newly required FFO methodology).  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the year ended December 31, 2003 were $479.9 million as compared with $388.1 million for the year ended December 31, 2002.  Net income available to common stockholders was $108.8 million, or $1.08 per diluted share, in 2003 (which included a reduction to net income available to common stockholders of approximately $630,000, or $0.01 per diluted share, attributable to the premium on the Company’s redemption of its Series B Preferred Stock) compared with $108.7 million, or $1.13 per diluted share, in 2002 (which included an addition to net income available to common stockholders of approximately $7.0 million, or $0.07 per diluted share, attributable to the discount on the Company’s redemption of its Series A Preferred Stock).  FFO for 2003 was $185.7 million, or $1.85 on a diluted per share basis (which included a downward adjustment of $0.11 per diluted share to reflect the newly required FFO methodology), compared with $82.8 million, or $0.85 on a diluted per share basis, for 2002 (as restated downward by $1.03 per diluted share to reflect the newly required FFO methodology).

On October 1, 2003, the National Association of Real Estate Investment Trusts (NAREIT), based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  The Company historically has added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and has not factored in original issuance costs of preferred stock that has been redeemed in the calculation of FFO.  The Company has restated its historical calculation of FFO in accordance with NAREIT’s revised guidance and its application to the Company’s financial performance is as stated above.

Property Portfolio

At the end of the fourth quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including stabilized joint venture projects, was approximately 92 percent leased.  The GLA for the Company’s total stabilized portfolio, excluding joint venture projects, was approximately 91 percent leased at December 31, 2003, and when including properties under redevelopment, the GLA for the Company’s total portfolio, excluding joint venture projects (Company Total Portfolio), was approximately 90 percent leased at December 31, 2003.  The average annual base rent (ABR) at December 31, 2003 for the Company’s Total Portfolio was $7.87 per leased square foot.  During the quarter, 154 new leases, aggregating approximately 967,000 square feet, were signed at an average ABR of $8.01 per square foot.  Also during the quarter, 181 renewal leases, aggregating approximately 838,000 square feet, were signed at an average ABR of $9.93 per square foot, an increase of approximately 8.2 percent over the expiring leases.  In total, 613 new leases, aggregating approximately 3.3 million square feet, were signed during 2003 at an average ABR of $8.20 per square foot and 844 renewal leases, aggregating approximately 3.5 million square feet, were signed at an average ABR of $9.29 per square foot, an increase of approximately 7.0 percent over the expiring leases.

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Acquisitions and Dispositions

On October 10, 2003, CA New Plan Venture Fund, the Company’s joint venture with a major U.S. pension fund, acquired Shoppes of Victoria Square.  The 95,253 square foot grocery-anchored neighborhood shopping center, located in Port St. Lucie, Florida, was purchased for $8.3 million, with 75 percent financing.  On October 31, 2003, CA New Plan Venture Fund also acquired Clinton Crossing, a 26,200 square foot neighborhood shopping center (net of space subsequently demolished), for $6.0 million.  The property, located in Clinton, Mississippi, is currently under redevelopment with the construction of space for a new anchor tenant and will total 101,073 square feet when complete.

On November 24, 2003, the Company formed a strategic joint venture with JPMorgan Fleming Asset Management to acquire high-quality institutional grade community and neighborhood shopping centers on a nationwide basis. The joint venture, which is called NP/I&G Institutional Retail Company, LLC, has an equity commitment of $150 million based on a 20 percent / 80 percent contribution split between the Company and a fund advised by JPMorgan Fleming Asset Management, respectively.  As the managing member, the Company will be responsible for initiating acquisitions, as well as providing management and leasing services.  On November 25, 2003, the joint venture acquired Lake Grove Plaza, a 251,236 square foot grocery-anchored community shopping center located in Lake Grove, New York, for $44.0 million.

During 2003, the Company acquired, including through co-investments with its joint venture partners, 15 shopping centers, totaling approximately 2.0 million square feet, for an aggregate of approximately $185.1 million (includes one shopping center, Paradise Pavilion, for which the purchase amount was included in the Equity Investment Group portfolio acquisition on December 12, 2002).

On January 30, 2004, the Company purchased the remaining 50 percent interest in Clearwater Mall, increasing New Plan’s ownership interest to 100 percent.  The purchase price for the acquisition was approximately $30 million.  Clearwater Mall, located in Clearwater, Florida, is a community shopping center encompassing a 72-acre site with 284,184 square feet of leased space, as well as non-owned Costco, Lowe’s and SuperTarget anchors.

During the fourth quarter of 2003, the Company sold six properties, one land parcel and one outparcel for an aggregate of approximately $15.2 million.  Properties sold during the quarter include Village Mart, a 89,528 square foot shopping center located in Aurora, Illinois; Lamar Plaza, a 154,855 square foot shopping center located in Rosenberg, Texas; Meadowbrook, a 40,308 square foot shopping center located in Ft. Worth, Texas; a 5,671 square foot single tenant Northern Automotive located in Grand Island, Nebraska; a 29,300 square foot single tenant building located in Hobart, Indiana; a 43,848 square foot single tenant Winn-Dixie located in Chattanooga, Tennessee; 2.2 acres of land at Highland Commons in Glasgow, Kentucky; and a 1.2 acre outparcel at Vail Ranch Center in Temecula, California.

In 2003, the Company generated an aggregate of approximately $121.7 million of proceeds through the culling of non-core and non-strategic properties, the sale of 70 percent of its interest in Arapahoe Crossings, and the disposition of certain properties held through joint ventures.

Balance Sheet Position

The Company completed the 2003 fiscal year with total book assets of approximately $3.6 billion and a total debt / undepreciated book value ratio of 45.4 percent.  The Company’s debt for the three months ended December 31, 2003 had an overall average current interest rate of 6.2 percent and a weighted average maturity of 6.1 years.  Approximately 83 percent of the Company’s total debt is fixed rate debt.

On November 20, 2003, the Company issued $50 million aggregate principal amount of unsecured, 10-year fixed rate notes with a coupon of 5.50 percent.  The notes are due on November 20, 2013.  The notes were priced at 99.499 percent of par value to yield 5.566 percent.  Net proceeds from the offering were used to repay $49 million of 7.33 percent notes scheduled to mature on November 20, 2003.  On May 8, 2003, the Company entered into a 10-year forward starting interest rate swap in anticipation of this offering, locking the LIBOR swap rate at 4.1135 percent.  This swap settled upon the completion of this transaction.  As a result, the effective interest rate on the $50 million of unsecured, fixed rate notes is approximately 5.0 percent.

On February 6, 2004, the Company issued $150 million aggregate principal amount of unsecured, 7-year fixed rate notes with a coupon of 4.50 percent.  The notes are due on February 1, 2011.  The notes were priced at 99.409 percent of par value to yield 4.60 percent.  Net proceeds from the offering were used to repay a portion of the borrowings outstanding under the Company’s $350 million revolving credit facility.  Concurrent with the pricing of the offering, the Company entered into interest rate swaps that effectively converted the interest rate on $100 million of the notes from a fixed rate to a blended floating rate of 39 basis points over the 6-month LIBOR rate.

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Dividend

For the first quarter of 2004, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share.  On an annualized basis, this is the equivalent of $1.65 per share.  The dividend is payable on April 15, 2004 to common stockholders of record on April 1, 2004.  New Plan Excel Realty Trust, Inc. shares go ex-dividend on March 30, 2004.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock to stockholders of record on April 1, 2004, payable on April 15, 2004.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock to stockholders of record on April 1, 2004, payable on April 15, 2004.

Management Comment

“Following two years of extensive repositioning, we are pleased to conclude 2003 by meeting or exceeding our financial and operating goals and expectations.  FFO was at the high-end of our range of guidance, leasing exceeded our targets and capital markets activity reduced balance sheet costs, while increasing our return on investment.  We look forward to 2004,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, February 26, 2004 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-884-5695 (International: 1-617-786-2960) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #13203315.  A replay of the teleconference will be available through midnight ET March 4, 2004 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #22819551.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 401 properties, including 22 properties held through joint ventures, and total assets of approximately $3.6 billion.  Its properties are strategically located across 35 states and include 374 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 53.5 million square feet of gross leasable area, and 27 related retail real estate assets, with approximately 2.2 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Rental Revenues:
Rental income	$92,232	$79,178	$371,320	$299,223
Percentage rents	2,262	1,626	7,340	6,688
Expense reimbursements	25,478	23,201	101,222	82,141
TOTAL RENTAL REVENUES	119,972	104,005	479,882	388,052

Rental Operating Expenses:
Operating costs	23,981	19,868	91,644	67,464
Real estate and other taxes	15,234	12,990	60,132	46,463
Provision for doubtful accounts	2,648	2,146	8,309	8,955
TOTAL RENTAL OPERATING EXPENSES	41,863	35,004	160,085	122,882

NET OPERATING INCOME	78,109	69,001	319,797	265,170

Other Income:
Interest, dividend and other income	2,016	2,074	9,419	11,014
Equity in income of unconsolidated ventures	1,006	1,511	3,439	5,244
Foreign currency loss	—	—	—	(13)
TOTAL OTHER INCOME	3,022	3,585	12,858	16,245

Other Expenses:
Interest expense	25,015	24,889	101,632	93,260
Depreciation and amortization	19,874	17,164	77,372	64,948
General and administrative	5,088	4,567	19,815	17,879
TOTAL OTHER EXPENSES	49,977	46,620	198,819	176,087

Income before real estate sales, impairment of real estate and minority interest	31,154	25,966	133,836	105,328
Gain on sale of real estate	—	—	—	202
Impairment of real estate	—	(90,253)	(4,376)	(94,046)
Minority interest in income of consolidated partnership	(385)	(224)	(1,555)	(642)
INCOME FROM CONTINUING OPERATIONS	30,769	(64,511)	127,905	10,842

Discontinued Operations:
Results of discontinued operations	620	5,450	3,210	23,899
Gain on sale of discontinued operations	615	99,330	4,018	100,837
Impairment of real estate held for sale	(2,411)	(747)	(6,112)	(13,516)
INCOME FROM DISCONTINUED OPERATIONS	(1,176)	104,033	1,116	111,220

NET INCOME	$29,593	$39,522	$129,021	$122,062

Preferred dividends	(5,279)	(4,859)	(21,170)	(21,023)
(Premium) discount on redemption of preferred stock	—	—	(630)	6,997
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS - BASIC	24,314	34,663	107,221	108,036
Minority interest in income of consolidated partnership	385	224	1,555	642
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS - DILUTED	$24,699	$34,887	$108,776	$108,678

Net income per common share – basic	$0.25	$0.36	$1.10	$1.14
Net income per common share – diluted	0.24	0.35	1.08	1.13

Funds from operations: (1)
Net income available to common stockholders – diluted	$24,699	$34,887	$108,776	$108,678
Deduct:
Minority interest in income of consolidated partnership	(385)	(224)	(1,555)	(642)
Net income available to common stockholders – basic	24,314	34,663	107,221	108,036
Add:
Depreciation and amortization:
Continuing operations real estate assets	19,874	17,164	77,372	64,948
Discontinued operations real estate assets	89	324	740	5,275
Pro rata share of joint venture real estate assets	300	428	1,016	1,405
Deduct:
Gain on sale of real estate (2)	—	—	—	(202)
Gain on sale of discontinued operations (2)	(405)	(97,538)	(1,534)	(98,876)
Pro rata share of joint venture gain on sale of real estate (2)	—	—	(643)	—
FUNDS FROM OPERATIONS – Basic	44,172	(44,959)	184,172	80,586
Add:
Preferred A dividends (3)	—	—	—	1,587

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Minority interest in income of consolidated partnership	385	224	1,555	642
FUNDS FROM OPERATIONS –DILUTED	$44,557	$(44,735)	$185,727	$82,815

Funds from operations per share –basic	$0.45	$(0.46)	$1.89	$0.85
Funds from operations per share –diluted	0.44	(0.45)	1.85	0.85

Funds from operations –diluted	$44,557	$(44,735)	$185,727	$82,815
Add:
Impairment of real estate	—	90,253	4,376	94,046
Impairment of real estate held for sale	2,411	747	6,112	13,516
Premium (discount) on redemption of preferred stock	—	—	630	(6,997)
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$46,968	$46,265	$196,845	$183,380

Funds from operations per share – diluted (prior calculation)	$0.47	$0.47	$1.96	$1.88

Weighted average common shares outstanding – basic	97,758	96,900	97,318	95,119
ERP partnership units	2,178	1,081	2,178	897
Options	1,044	442	773	536
Weighted average common shares outstanding – diluted (Net income calculation)	100,980	98,423	100,269	96,552
Dilutive effect of convertible Preferred A (3)	—	—	—	937
Weighted average common shares outstanding – diluted (FFO calculation)	100,980	98,423	100,269	97,489

(1) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, NAREIT, based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  The Company historically has added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and has not factored in original issuance costs of preferred stock that has been redeemed in the calculation of FFO.  The Company has revised its calculation of FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historical operational performance and because it excludes other items included in the revised calculation of FFO such as impairments which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO.

(2) Excludes gain / loss on sale of land.

(3) On July 15, 2002, the Company redeemed all Preferred A shares outstanding, resulting in the issuance of approximately 1.9 million shares of common stock at an equivalent price of $20.10 per share.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-K for the year ended December 31, 2003 should be read in conjunction with the above information.

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